Exhibit 14
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference into the Proxy Statement and Prospectuses (the Proxy/Prospectuses) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Colchester Street Trust: Fidelity Domestic Portfolio (formerly Fidelity Institutional Cash Portfolios: Domestic) and Fidelity Rated Money Market Portfolio (formerly Fidelity Money Market Trust: Rated Money Market) of our reports dated May 29, 1998 on the financial statements and financial highlights included in the Annual Reports to Shareholders. We further consent to the references to our Firm under the heading "Experts" in the Proxy/Prospectuses and under the headings "Financial Highlights" in the Class I, Class II, and Class III Prospectuses and "Auditor" in the Statement of Additional Information which are also incorporated by reference into the Proxy/Prospectuses.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 26, 1998